UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 10, 2015 (November 5, 2015)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2015, Fusion Telecommunications International, Inc. (the “Company”) executed a new employment agreement with Matthew D. Rosen, its Chief Executive Officer.   This new agreement has a term of three years, but will automatically renew for an additional two year period unless and until one party provides the other party with written notice of its/his intent to terminate not less than 90 days prior to the end of the initial term.   His agreement provides (a) for an annual base salary of not less than $425,000 (subject to annual review for cost of living increases, performance and market conditions), (b) for an annual bonus equal to 50% of base salary, and (c) that in the event his employment is terminated without cause, including a termination within six months following a change in control of the Company (as defined in his agreement), he will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and a lump sum payment equal to 200% of his base salary then in effect and 200% of his highest annual bonus for the three years preceding his termination.  His employment agreement also provides for a one year non-compete provision.  In the event of a sale of the Company that results in proceeds to the shareholders of up to $149,999,999, Mr. Rosen is entitled to receive a special bonus equal to 2.5% of the consideration (cash or stock) paid/distributed to the shareholders; 3.5% if such consideration is between $150 million and $249,999,999; 4.5% if such consideration is between $250 million and $349,999,999; and 5% if such consideration is over $350 million. Mr. Rosen’s employment agreement also provides that the Board will, within ninety (90) days following execution of the new agreement, develop a plan under which Mr. Rosen will obtain a five percent (5%) stake in the Company within three years.  Mr. Rosen is the son of Marvin Rosen, the Chairman of the Board of the Company, and a major shareholder.

Item 901	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of November 5, 2015, between Fusion Telecommunications International, Inc. and Matthew D. Rosen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
November 10, 2015	President, Chief Operating Officer and Acting Chief Financial Officer